EXHIBIT INDEX

5. Opinion of Counsel regarding legality of Contracts dated April 25, 2001, filed electronically herewith.

23.      Consent of Independent Auditors filed electronically herewith.

24.      Power of Attorney dated April 25, 2001, filed electronically herewith.